Exhibit 10.1

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the ”Amendment”), dated effective as of January 26, 2006 (except as specified in Section 2.1) below is among HORIZON HEALTH CORPORATION, a Delaware Corporation (the “Parent”), HORIZON MENTAL HEALTH MANAGEMENT, INC., a Texas Corporation (the “Borrower”), each of the banks or other lending institutions party hereto, and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank, who was formerly known as The Chase Manhattan Bank, who was the successor in interest by merger to Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association), as the agent (the “Agent”).

RECITALS:

A. The Parent, the Borrower, the Agent, and certain banks and other lending institutions have entered into that certain Third Amended and Restated Credit Agreement dated as of June 10, 2005 (as amended by that certain Consent and First Amendment to Third Amended and Restated Credit Agreement dated effective as of November 14, 2005 among the Parent, the Borrower, the Agent and the banks party thereto, and as the same may be further amended or otherwise modified, herein the “Agreement”).

B. The Parent and the Borrower have requested that the Agent and the Banks amend certain of the delivery requirements related to a Permitted Acquisition under Section 9.5(a) of the Agreement and the Indebtedness to Adjusted EBITDA covenant set forth in Section 10.3 of the Agreement. Subject to satisfaction of the conditions set forth herein, the Agent and the Banks party hereto are willing to amend the Agreement as herein set forth.

C. After the effectiveness of this Amendment, the Parent, the Borrower, the Agent and the financial institutions party thereto shall execute an Increased Commitment Supplement dated the date hereof (the “Supplement”) which will increase the aggregate principal amount of the Revolving Commitments to $175,000,000.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE I.

Definitions

Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II.

Amendments

Section 2.1. Amendment to Section 9.5 – Investments. Effective as of December 15, 2005, clause (a)(iv) of Section 9.5 of the Agreement is amended in its entirety to read as follows:

(iv) Delivery and Notice Requirements. Parent shall provide to Agent, prior to the consummation of the acquisition, the following: (A) notice of the acquisition, (B) the most recent financial statements of the Target that Parent has available, and (C) such other documentation and information relating to the Target and the acquisition as Agent

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may reasonably request including, without limitation, evidence certified by the chief executive or chief financial officer of Parent that Parent shall be in compliance with the covenants contained in Article X on a pro forma basis for the four (4) Fiscal Quarter period then most recently ending (assuming (1) the consummation of the acquisition in question; (2) that the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period; (3) to the extent such Debt bears interest at a floating rate, the rate in effect for the entire period of calculation was the rate in effect at the time of calculation; and (4) any sale of Subsidiaries or lines of business which occurred during such period occurred on the first day of such period);

Section 2.2. Amendment to Section 10.3 – Indebtedness to Adjusted EBITDA. The first sentence of Section 10.3 of the Agreement is amended in its entirety to read as follows:

As of the last day of each Fiscal Quarter, Parent shall not permit the ratio of Indebtedness outstanding as of such day to Adjusted EBITDA for the four (4) Fiscal Quarter period then ended to exceed the ratio set forth in the table below for such Fiscal Quarter:

Fiscal Quarter	Maximum Ratio

Fiscal Quarter ended February 28, 2006	3.75 to 1.00

Fiscal Quarter ended May 31, 2006	3.50 to 1.00

Fiscal Quarter ended August 31, 2006	3.50 to 1.00

Fiscal Quarter ended November 30, 2006	3.50 to 1.00

Fiscal Quarter ended February 28, 2007	3.50 to 1.00

Fiscal Quarter ended May 31, 2007	3.50 to 1.00

Fiscal Quarter ended August 31, 2007	3.25 to 1.00

Fiscal Quarter ended November 30, 2007	3.25 to 1.00

Fiscal Quarter ended February 28, 2008 and each Fiscal Quarter end thereafter	3.00 to 1.00

Section 2.3. Amendment to Exhibit C – Compliance Certificate. Exhibit C to the Agreement is amended in its entirety to read as set forth on Exhibit A attached hereto.

ARTICLE III.

Conditions Precedent

Section 3.1. Conditions. The effectiveness of Article II of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Agent:

(i) Amendment. This Amendment duly executed by the Borrower, the Parent, the other Obligated Parties and the Required Banks;

(ii) Resolutions. Resolutions of the Board of Directors of the Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by the Borrower of this Amendment, the Supplement and the Revolving Notes executed pursuant thereto;

(iii) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the name of each officer of the Borrower who

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is authorized to sign this Amendment, the Supplement and the Revolving Notes executed pursuant thereto together with specimen signatures of each such officer;

(iv) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of the Borrower as to the existence and good standing of the Borrower, each dated a current date;

(v) Additional Information. Such additional documentation, approvals, opinions, and information as Agent or its legal counsel Jenkens & Gilchrist, a Professional Corporation, may request;

(b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

(c) No Default shall have occurred and be continuing; and

(d) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Agent and its legal counsel Jenkens & Gilchrist, a Professional Corporation.

ARTICLE IV.

Miscellaneous

Section 4.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.

Section 4.2. Representations and Warranties. Borrower hereby represents and warrants to the Agent and the Banks as follows: (a) after giving effect to this Amendment, no Default exists; (b) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date; (c) the execution, delivery, and performance of this Amendment has been duly authorized by all necessary action on the part of the Parent, the Borrower, and each Obligated Party and does not and will not (i) violate any provision of law applicable to the Borrower, the Parent, or any Obligated Party, the certificate of incorporation, bylaws, partnership agreement, membership agreement, or other applicable governing document of the Borrower, the Parent, or any Obligated Party or any order, judgment, or decree of any court or agency of government binding upon the Borrower, the Parent, or any Obligated Party, (ii) conflict with, result in a breach of or constitute (with due notice of lapse of time or both) a default under any material contractual obligation of the Borrower, the Parent, or any Obligated Party, (iii) result in or require the creation or imposition of any material lien upon any of the assets of the Borrower, the Parent, or any Obligated Party, or (iv) require any approval or consent of any Person under any material contractual obligation of the Borrower, the Parent, or any Obligated Party; and (d) the articles of incorporation and bylaws of the Borrower furnished to the Agent on November 15, 2000 have not been modified or rescinded and remain in full force and effect.

IN ADDITION, TO INDUCE THE AGENT AND THE BANKS TO AGREE TO THE TERMS OF THIS AMENDMENT, THE BORROWER, THE PARENT, AND EACH OBLIGATED PARTY (BY ITS EXECUTION BELOW) REPRESENTS AND WARRANTS THAT AS OF THE DATE OF

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ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

(a) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT AND

(b) RELEASE. RELEASES AND DISCHARGES THE AGENT AND THE BANKS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH THE BORROWER OR ANY OBLIGATED PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 4.3. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them.

Section 4.4. Reference to Agreement. Each of the Loan Documents, including the Agreement, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 4.5. Expenses of Agent. As provided in the Agreement, the Borrower agrees to pay on demand all costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of the Agent’s legal counsel.

Section 4.6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 4.7. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

Section 4.8. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, each Bank and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

Section 4.9. Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

Section 4.10. Effect of Waiver. No consent or waiver, express or implied, by the Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any

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Obligated Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 4.11. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.12. ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 4.13. Required Banks. The Agreement may be modified as provided in this Amendment with the agreement of the Required Banks which means Banks having fifty—one percent (51%) or more of the sum of the total Revolving Commitments (such percentage applicable to a Bank, herein such Bank’s “Required Bank Percentage”). For purposes of determining the effectiveness of this Amendment, each Bank’s Required Bank Percentage is set forth on Schedule 4.13 hereto.

Executed as of the date first written above.

PARENT AND BORROWER:

HORIZON HEALTH CORPORATION HORIZON MENTAL HEALTH MANAGEMENT, INC.

By:	/s/ John Pitts
John Pitts, Authorized Officer for both Parent and Borrower

AGENT AND BANKS:

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank, who was formerly The Chase Manhattan Bank, who was successor-in-interest by merger to the Chase Bank of Texas, National Association who was formerly known as TEXAS COMMERCE BANK NATIONAL ASSOCIATION), individually as a Bank, as Agent, and as Issuing Bank

By:	/s/ Matthew H. Hildreth
Matthew H. Hildreth, Senior Vice President

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BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Daniel H. Penkar

Name:	Daniel H. Penkar

Title:	Senior Vice President

WELLS FARGO BANK, N.A. (formerly Wells Fargo Bank Texas, National Association)

By:	/s/ Linda G. Davis

Name:	Linda G. Davis

Title:	Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Joanne Bramanti

Name:	Joanne Bramanti

Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Gideon Oosthuizen

Name:	Gideon Oosthuizen

Title:	Vice President

AMEGY BANK, N.A.

By:	/s/ Lisa Armstrong

Name:	Lisa Armstrong

Title:	Vice President

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OBLIGATED PARTY CONSENT

Each Obligated Party (i) consents and agrees to this Second Amendment to Third Amended and Restated Credit Agreement; (ii) agrees that the Guaranty, Subsidiary Security Agreement, and the Subsidiary Pledge Agreement to which it is a party shall remain in full force and effect and shall continue to be the legal, valid, and binding obligation of such Obligated Party enforceable against it in accordance with its terms; and (iii) agrees that the “Obligations” as defined in the Agreement as amended hereby (including, without limitation, all obligations, indebtedness, and liabilities arising in connection with the Letters of Credit and the increase in the Revolving Commitments contemplated hereby) are “Obligations” as defined in the Guaranty.

OBLIGATED PARTIES:

MENTAL HEALTH OUTCOMES, INC.

HORIZON HEALTH PHYSICAL REHABILITATION SERVICES, INC. (formerly Specialty Rehab Management, Inc.)

HHMC PARTNERS, INC.

HORIZON BEHAVIORAL SERVICES, INC. (successor in interest by merger to Horizon Behavioral Services IPA, Inc., Horizon Behavioral Services of New Jersey, Inc., Horizon Behavioral Services of New York, Inc., Horizon Behavioral Services of California, Inc., Employee Assistance Programs International, LLC, Florida Psychiatric Associates, LLC, Horizon Behavioral Services of Florida, LLC, and Occupational Health Consultants of America, Inc.)

HMHM OF TENNESSEE, INC.
EMPLOYEE ASSISTANCE SERVICES, INC.

HHC INDIANA, INC.

HHC OHIO, INC.

HHC POPLAR SPRINGS, INC.

HHC RIVER PARK, INC.

PSYCHMANAGEMENT GROUP, INC.

HHC SERVICES, LLC

By:	/s/ John Pitts
John Pitts
Authorized Officer for each Obligated Party

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